Exhibit 10.2

The redacted information (indicated with [***]) has been excluded because it is both (i) not material and (ii) of the type that the registrant customarily and actually treats as private or confidential.

Classified as: PRIVATE & CONFIDENTIAL

PURCHASE-SALE CONTRACT No. 303-24CMX-703042-0-P

THIS DOCUMENT SETS FORTH THE PURCHASE-SALE CONTRACT ENTERED INTO BY AND BETWEEN, ON THE ONE HAND, TRAFIGURA MÉXICO, S.A. DE C.V., WHICH SHALL BE HEREINAFTER REFERRED TO AS THE “BUYER”, DULY REPRESENTED HEREIN BY JUAN ANTONIO MORAN Y ZAVALA; AND, ON THE OTHER HAND, ARANZAZU HOLDING, S.A. DE C.V., WHICH SHALL BE HEREINAFTER REFERRED TO AS THE “SELLER,” DULY REPRESENTED HEREIN BY HENRIQUE RANGEL RODRÍGUES DA SILVA, COLLECTIVELY NAMED AS THE “PARTIES,” WHO AGREE TO BE SUBJECT TO THE FOLLOWING STATEMENTS AND CLAUSES:

STATEMENTS

I.	THE BUYER STATES:

A.	That it is a company organized and existing under the laws of the United Mexican States, as recorded in public deed number 101,659, dated January 26, 1998, made before and witnessed by Attorney-at-law Miguel Ángel Gutiérrez Vargas, Notary Public number 206, of the Federal District, which is duly recorded in the Public Registry of Commerce of Mexico City, on commercial page number 236928 dated on June 24th, 1998.

B.	That the powers of its legal representative to sign this Contract are recorded in public deed number 19,893, dated April 16, 2019, made before and witnessed by Attorney-at-law Guillermo Escamilla Narváez, Notary Public 243 of the Federal District; and that, to date, those powers have not been modified, restricted or revoked to it in any manner.

C.	That it is duly recorded in the Federal Registry of Taxpayers with password [***] and that it states, as the address for service of process, the address located at Avenida Paseo de la Reforma número 115-2102, Colonia, Lomas de Chapultepec, Alcaldía Miguel Hidalgo, C.P. 11000, Mexico City, Mexico.

II.	THE SELLER STATES:

A.	That it is a company organized and existing under the laws of the United Mexican States, as recorded in public deed number 37, dated May 7, 2008, made before and witnessed by Attorney-at-law Oscar Villegas Rico, Notary Public number 19, for Saltillo, Coahuila, which is duly recorded in the Public Registry of Commerce of the City of Saltillo, Coahuila, Mexico, on commercial page number 28847*2, dated May 27, 2008.

B.	Through unanimous Shareholders Resolutions of Aranzazu Holding, S.A. de C.V., as recorded in public deed number 140,151, dated July 15, 2008, attested by Luis Felipe del Valle Prieto Ortega, Notary Public number 20, for Mexico City, which is duly recorded in the Public Registry of Commerce for Mexico City, under commercial folio number 388190, dated October 15, 2008; it was approved the change of corporate domicile to Mexico City, amending the corporate by-laws accordingly.

C.	That the powers of its legal representative suffice to sign this Contract and that those powers have not been modified, restricted or revoked in any manner, as recorded in public deed number 73,340, dated May 27, 2020, made before and witnessed by Attorney-at-law Gerardo González Meza Hoffmann, Notary Public number 79, of Mexico City, which is inscripted in the Public Registry of

Classified as: PRIVATE & CONFIDENTIAL

Commerce of Mexico City, under the commercial page number 388190-1 dated on October 22nd, 2020.

D.	That it is duly recorded in the Federal Registry of Taxpayers with password [***] and that it states, as the address for service of process, the address located at Boulevard Luis Donaldo Colosio, N°5560, Local 17, Las Torrecillas, C.P. 25298, Saltillo, Coahuila.

E.	That the Product (as such term is defined below) is free from all liens or limitation of ownership and that it is the only and legitimate owner and that it guarantees that the Product has been obtained and/or processed legally.

F.	That it is the legitimate holder of Mining Concession number 164619 with respect to the mining lot called “Macocozac I”, located in the Municipality of Concepción del Oro, Zacatecas, from which the Product (as such term is defined below) is extracted.

III.	THE PARTIES JOINTLY STATE:

That they agree with entering into this purchase-sale of copper concentrates (hereinafter referred to as the “Product”) under the terms and conditions agreed on in the following clauses:

CLAUSES

FIRST: DEFINITIONS

The terms used in this Contract shall have, as applicable and indistinctly in singular or plural, the following definitions:

a)	The terms Ton and Metric Ton (“MT”) are equivalent to 1,000 (one thousand) kilograms (“kilos” and/or “kg”) or 2,204.62 pounds (“lbs.”), in wet (WMT) or dry (“DMT”) base, as may be specifically set out in each case.

b)	Ounce may be referred to as “Oz.”

c)	The term unit is equivalent to 1% (one percent) of a DMT.

d)	The term ounce is equivalent to one troy ounce of 31.1035 (thirty-one point one zero thirty-five thousandths) grams.

e)	The term pound is equivalent to 453.593 (four hundred fifty-three point five hundred ninety-three thousandths) grams.

f)	The amounts of money established in US$ and US¢ (Dollars and Cents of a Dollar) are referred to the legal tender of the United States of America.

g)	Assays: They shall refer to the assays of the Product subject matter of this Contract in order to verify the qualities requested.

h)	INCOTERMS: It refers to terms of international trade issued by the International Chamber of Commerce or ICC, in its version released in 2010.

i)	LME: It means London Metal Exchange.

j)	LBMA: It means London Bullion Market Association.

k)	Product: Shall have the definition set forth in Declaration III of this Contract, and depending on the the context in which it is used may refer to a specific delivery or to the total quantity set forth in the second clause of this Contract.

l)	Effective Term: It shall have the meaning set forth in the third clause of this Contract. However, this effective term shall extend as long as the obligations by the Parties are still pending.

Classified as: PRIVATE & CONFIDENTIAL

m)	The terms starting with a capital letter shall have the meaning agreed upon for each of them in this Contract.

n)	Affiliates means: in relation to any company or corporation, a Subsidiary or Holding Company of that company or corporation or any other Subsidiary of that company or corporation or of that Holding Company;

o)	Holding Company: has the meaning given to it in the definition of Subsidiary;

p)	Subsidiary means: a company or corporation which, in relation to another company or corporation (a “Holding Company”): (a) is controlled, directly or indirectly, by the Holding Company; (b) more than half the issued share capital of which is beneficially owned, directly or indirectly by the Holding Company; or (c) which is a Subsidiary of another Subsidiary of the Holding Company; and for this purpose, a company or corporation shall be treated as being controlled by a Holding Company if the Holding Company is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

q)	Monthly Quota means the quantity of Product delivered to Buyer’s designated warehouse at the Delivery Point (as such term is defined below) during the calendar month.

SECOND: PRODUCT QUANTITY AND QUALITY

During the effective term of this Contract, the Seller undertakes to sell and the Buyer undertakes to buy 100% of copper Product for the years 2025, 2026 and 2027 estimated to be between [***] and [***] DMT per year, which shall comply with the following quality according to its contents:

Cu:	[***]	%
Ag:	[***]	gms/dmt
Au:	[***]	gms/dmt
Fe:	[***]	%
S:	[***]	%
As:	[***]	%
Sb:	[***]	%
Zn:	[***]	%
Pb:	[***]	%
Bi:	[***]	%
Hg:	[***]	ppm
Cd:	[***]	%
Al2O3:	[***]	%
Cl:	[***]	ppm
CaO:	[***]	%
F:	[***]	ppm
MgO:	[***]	%
Na:	[***]	%
Ni:	[***]	%
Se:	[***]	ppm
SiO2:	[***]	%
Te:	[***]	ppm
H2O:	[***]	%

Classified as: PRIVATE & CONFIDENTIAL

The Product shall be primary, of fresh production, free flowing in nature with no visible agglomerations or discoloration and shall be homogeneous in nature and assays in the sole opinion of the Buyer’s appointed independent surveyor.

The Seller guarantees that the Concentrate shall otherwise be free from radioactivity and deleterious impurities harmful to smelting and/or refining processes, including but not limited to any contain run-of-mine ore (ROM), any residuals of pellets or any other form of agglomerated material or its residuals. Notwithstanding any other provision in this Contract, the Seller guarantees to the Buyer that the cargo to be supplied and/or delivered under this Contract shall not include any slag, ash, residues, pyritic ash, pyritic cinder, pyritic slag, sulphuric cinder, sulphuric slag, calcium sulphate, roasted pyrites, roasted iron pyrites, mill scale, pellet chips, smelting, pig iron or ferrous waste product or by-product whatsoever (the “Guarantee”). In addition, the Seller agrees to indemnify and to hold the Buyer harmless in respect of any and all loss or damage howsoever caused by, or arising out of or in relation to, any breach of the Seller of the Guarantee. Seller shall clean and/or remove any other foreign objects, including but not limited to gypsum, pieces of paper, tarpaulin, steel, wood, plastic sheets, coal, stones, etc., from the cargo prior to delivery. In the event that discharge of the cargo at the intended discharge port and/or place is delayed or prevented as a result of the presence of such other foreign objects, Seller shall be liable to the Buyer for any costs, losses or liabilities howsoever caused by, or arising out of or in relation to such delay or prevention.

In the event that unloading of Product at Buyer's designated warehouse is delayed or prevented as a result of the presence of such foreign objects, Seller shall be liable to Buyer for any cost, loss or liability caused by or arising out of or in connection with such delay or impediment.

Concentrate shall be able to withstand any voyage from the loadport upon any customary form of transportation to the destination intended by the Buyer.

Seller shall present a valid sizing report issued by international recognized inspection company upon Buyer’s written request. Should the Concentrate’s size be found above 1/8th of an inch, all costs of grinding and crushing shall be for Seller’s account.

The Seller shall provide Buyer with the current safety data sheet (“SDS”), production process description /Flow chart and any other information relating to health, safety and environmental data in connection with the Concentrate in compliance with the requirements of any applicable law(s), rules or regulations within 1 Business Day of Buyer’s request and in any event prior to the delivery of the Concentrate. The SDS must be in English. If the SDS is revised at any time thereafter during the term of this contract the Seller shall promptly provide the updated SDS to the Buyer.

The Product quantity and quality set forth in this clause is approximate. However, the Seller acknowledges and grants the following rights to the Buyer in relation to its production:

•	The Buyer shall have the right, but not the obligation, to acquire, from the Seller, the Product which is beyond the quantity and quality mentioned above. This right of the Buyer shall only be understood as waived through a statement made by the Buyer, duly issued in writing.

•	In case that the Seller delivers a volume lower than the minimum quantity agreed, the Buyer may extend the effective term of this Contract until completing the remaining volume. To exercise this right, the Parties agree that it shall suffice to issue a notice in writing.

Classified as: PRIVATE & CONFIDENTIAL

THIRD: DELIVERY AND EFFECTIVE TERM OF THE CONTRACT

The Product shall be delivered by the Seller to the Buyer during January 2025 to December 2027, both months included (the “Effective Term”) DAP (INCOTERMS 2020) at the warehouse of Impala Terminals Mexico, S.A. de C.V., designated by the Buyer, and located at Km. 1.5 of Carretera Manzanillo – Minatitlán, Colonia Tapeixtles, C.P. 28239, Manzanillo, Colima, Mexico, or without prejudice to the limitations set forth in the third paragraph of this third clause, any equivalent destination at the Buyer’s choice (collectively, the “Delivery Point”).

In the event Seller fails to deliver the minimum quantity of [***] DMT during the Effective Term, at Buyer’s option, the term of this Contract may be extended for delivery of the outstanding tonnage on the same terms and conditions.

For up to 30% of the monthly volume (estimated between 1,500 and 1,750 DMT) in which case the Buyer shall pay all additional costs against delivery to the Buyer’s warehouse in Manzanillo subject to a maximum of US$[***]/DMT.

Seller shall have the option to change the Incoterms to FOB vessel at the designated Delivery Point, in which case US$[***]/DMT shall be credited to Seller. All logistics from DAP to FOB should remain through Impala Manzanillo or Guaymas Aceros de Sonora warehouses and to remain on Buyer’s account.

The Effective Term of this Contract shall be subject to the provisions set forth in the Second Clause hereof.

FOURTH: PURCHASE-SALE PRICE

The price of the Product per dry metric ton shall be the amount resulting from summing all payables minus all deductions specified below, according to the quotational period:

A.	PAYABLES:

The Parties agree that the payable elements (the “Payables”) of the Product shall be determined as follows:

Copper:	[***]% of the final content, subject to a minimum deduction of 1 unit, and the balance shall be paid at the LME “Grade A” Settlement price quotation, as published on the Metal Bulletin, during the Quotational Period.

Silver:	[***]% of the final silver content, subject to a minimum deduction of 30 grs/DMT and the balance shall be paid at the LBMA “Silver Price” quotation published in US$, at www.lbma.org.uk, during the Quotational Period.

Gold:	If final gold content is less than or equal to [***] gr/DMT, no payment shall apply.

If final gold content is greater than [***] gr/DMT but less than or equal to [***] grs/DMT pay for the [***]% of the final content, at the average of the AM/PM LMBA “Gold Price” quotation published in US$, at www.lbma.org.uk, during the Quotational Period.

Classified as: PRIVATE & CONFIDENTIAL

If final gold content is greater than [***] grs/DMT but less than or equal to [***] grs/DMT pay for the [***]% of the final content, at the average of the AM/PM LMBA “Gold Price” quotation published in US$, at www.lbma.org.uk, during the Quotational Period.

If final gold content is greater than [***] grs/DMT but less than or equal to [***] grs/DMT pay for the [***]% of the final content, at the average of the AM/PM LMBA “Gold Price” quotation published in US$, at www.lbma.org.uk, during the Quotational Period.

If final gold content is greater than [***] grs/DMT but less than or equal to [***] grs/DMT pay for the [***]% of the final content, at the average of the AM/PM LMBA “Gold Price” quotation published in US$, at www.lbma.org.uk, during the Quotational Period.

If final gold content is greater than [***] grs/DMT pay for the [***]% of the final content, at the average of the AM/PM LMBA “Gold Price” quotation published in US$, at www.lbma.org.uk, during the Quotational Period.

B.	DEDUCTIONS:

The Parties agree that the following deductions shall be applied to the Product (the “Deductions”):

i.	Treatment Charge:

For 2025 deliveries:

US$ [***] per DMT of the Product delivered under DAP conditions in Manzanillo, Mexico or parity, shall be deducted as a result of the Product treatment charge, as agreed in the third clause of this Contract.

For 2026 deliveries:

US$ [***] per DMT of the Product delivered under DAP conditions in Manzanillo, Mexico or parity, shall be deducted as a result of the Product treatment charge, as agreed in the third clause of this Contract.

For 2027 deliveries:

US$ [***] per DMT of the Product delivered under DAP conditions in Manzanillo, Mexico or parity, shall be deducted as a result of the Product treatment charge, as agreed in the third clause of this Contract.

ii.	Refining Charge:

Copper:	For 2025 deliveries:

US$[***] shall be deducted per payable pound.

For 2026 deliveries:

US$[***] shall be deducted per payable pound.

For 2027 deliveries:

 US$[***] shall be deducted per payable pound.

Classified as: PRIVATE & CONFIDENTIAL

Silver:	US$[***] shall be deducted per payable ounce.

Gold:	US$[***] shall be deducted per payable ounce.

iii.	Quality Penalties:

The Parties agree that, in accordance with final assays, the following Deductions shall be applied as quality penalties:

Arsenic:	US$ [***]/DMT shall be deducted for every 0.10% that the final content may be above [***]% up to [***]%. US$ [***]/DMT shall be deducted for every 0.10% that the final content may be above [***]% up to [***]%. US$ [***]/DMT shall be deducted for every 0.10% that the final content may be above [***]% up to [***]%. US$ [***]/DMT shall be deducted for every 0.10% that the final content may be above [***]% up to [***]%, andUS$ [***]/DMT flat shall be deducted if final content is equal to or greater than [***]% up to [***]%.

US$ [***]/DMT flat shall be deducted if final content is equal to or greater than [***]% up to [***]%.

Antimony:	US$ [***]/DMT shall be deducted for every 0.01% that the final content may be above [***]%.

Bismuth:	US$ [***]/DMT shall be deducted for every 0.01% that the final content may be above [***]% up to [***]%. US$ [***]/DMT shall be deducted for every 0.10% that the final content may be above [***]%.

For purposes of this fourth clause, any partial or fractioned quantity shall be applied proportionally to each item.

FIFTH: QUOTATIONAL PERIOD

For purposes of determining the price of the Product, at the Buyer’s choice, the quotational period (the “Quotational Period” or “QP”) applicable to each Monthly Quota of the Product shall be the average of the month of delivery (M); or the average of the fourth month following the month of delivery (M+4).

The Buyer shall state its option before M begins.

The Seller shall have the option to switch the above QP structure to the Month After the Month of Delivery (M+1) instead of the Month of Delivery (M). This option to be declared by Seller latest by June 30th 2024. On such case a net compensation of US$[***] per DMT shall apply in Buyer’s favor. Second QP for any over/under difference between provisional and final assays, to be agreed between the parties the week after the week of final assays are known.

Classified as: PRIVATE & CONFIDENTIAL

Seller shall declare the estimated weights, moistures and assays for the Payables for each Monthly Quota delivered hereunder prior to the first QP. The Partes shall agree on a second QP for any over/under difference between the declared and final assays the week following the week in which the final assays are known.

The Seller may set prices with respect to the Payables, by mutual agreement with the Buyer and under the procedure that the Parties may agree upon.

In case that the Product is delivered beyond the agreed times or specifications, the Buyer shall have the right to declare a new quotational period.

For the purposes of the application of this clause, e-mails shall be considered to be valid between the Parties provided that they are sent from and to any of the following addresses:

-	For the Seller:	[***]@auraminerals.com;
[***]@auraminerals.com
-	For the Buyer:	[***]@trafigura.com
[***]@trafigura.com

SIXTH: METHOD AND DATE OF PAYMENT

The Price of the Product shall be paid as follows:

a.	First Provisional Payment:

The Buyer shall pay, up to 95% of the provisional value of the Product, upon delivery completion of the Monthly Quota at the designated warehouse against the presentation of the following documents:

•	Seller’s Provisional invoice using the average of the metal prices during the 5 LME/LBMA market business days prior to the invoice date.

•	Provisional certificate of weights and moisture, if final certificates are not known, issued in accordance with the Seventh Clause.

•	Seller’s Provisional certificate of assays.

•	This duly signed Contract (prior to the start of the Effective Term).

b.	Second Provisional Payment

A second provisional payment for 100% of the value of the Product shall be paid 40 days after the date of the First Provisional Payment, with payment being made 3 working days after receipt of invoice.

c.	Payment Adjustments:

If at any time following the Buyer’s provisional payment and prior to presentation of any final invoice or credit note, the difference between the provisional payment(s) made and the value of shipment based on the metal prices averaged over the previous two calendar weeks (or – if the Quotational Period for

Classified as: PRIVATE & CONFIDENTIAL

any metal is already finished – then, for such metal, over such Quotational Period), is greater than [***]% of the provisional payment or US$ [***] (whichever is lower) (the “Difference”), then the Seller (if the value of such shipment has increased) or the Buyer (if the value of such shipment has decreased) (the “Owed Party”) shall have the right to request the other Party (the “Owing Party”) to pay such difference and the other Party shall pay such amount within 3 (three) Banking Days.

For this purpose, the Owed Party shall promptly issue to the Owing Party an additional provisional invoice (debit or credit note) based on latest known information and the metal prices averaged over the two previous calendar weeks (or final prices if known).

d.	Final Payment:

The final payment shall be made by that party which owes the other as of 5 business days after the final elements have been known, having deducted all previous payments made to the Seller and all expenses made by the Buyer at the expense of the Seller, upon submission of the final invoice, debit or credit note.

All payments which shall be made by the Parties shall be made in U.S. dollars, or in pesos M.N., in accordance with the exchange rate published on the Official Gazette of the Federation the day on which the corresponding payment shall be made.

Subject to the approval of Buyer’s credit department and the guarantee of Seller’s parent company Aura Metals, Buyer will grant a revolving line of credit to Seller, for three (3) to six (6) months (the “Line of Credit”) for a maximum amount of US$10,000,000,000.00 at a 3 Month SOFR interest rate plus 3-4% per annum. The Credit Facility shall be renewable during the Effective Term, subject to final Buyer’s approval.

SEVENTH: WEIGHTING, SAMPLING AND MOISTURE DETERMINATION

Weighting, sampling and moisture determination operations shall be performed at the warehouse of Impala Terminals Mexico, S.A. de C.V., located in Manzanillo, Colima, as established and in accordance with the regulations and standards applicable to this type of operations. In the event that these operations are carried out in Guaymas, the SOP will be mutually agreed between the Parties prior to the start of the operations.

The operations mentioned in the above paragraph shall be performed by personnel of the company Impala Terminals Mexico, S.A. de C.V. in lots of 250 WMT max.

The Seller may appoint, at its own cost, an internationally recognized laboratory as a representative during weighting, sampling and moisture determination operations. The fact that the Seller is not represented during weighting, sampling and moisture determination operations shall not affect the validity thereof.

Wet weight determination, sample preparation and moisture determination shall be conducted at the designated warehouse or at the shipping port, and shall be final, definitive, mandatory and unappealable to the Parties to all effects of this Contract and will be distributed as follows:

-	2 sets for Buyer

-	2 sets for Seller

-	2 sets for Buyer’s receiver (if necessary)

Classified as: PRIVATE & CONFIDENTIAL

-	2 sets for umpire

A deduction of 0.20% of the net dry weight delivered shall be applied to the final weight.

EIGHTH: FINAL ASSAYS

Assays shall be made independently by each Party and the results of such assays shall be exchanged on a lot-by-lot basis for payable elements and on a monthly composite basis for penalty elements, on a mutually agreed date, but in any event not later than 45 calendar days after the assay samples are sealed and sent to the respective parties. Should the difference between the results of both Parties be not more than:

Cu:	[***]	%
Au:	[***]	gms/dmt
Ag:	[***]	gms/dmt
As:	[***]	%
Sb:	[***]	%
Bi:	[***]	%

then the exact mean of the two results shall be the final assay.

In the event that the difference between Seller’s and Buyer’s assay results exceeds the limits set out above then an umpire assay shall be made by one umpire laboratory for each Monthly Quota, which shall be one from the following list to be taken in rotation:

Alex Stewart (International) Corporation

20 Sefton Business Park

Aintree, Liverpool

Merseyside L30 1RD

Inglaterra

Alfred H Knight Group HQ (AHK UK)

Pegasus House

Kings Business Park

Prescot

Knowsley

L34 1PJ

UK

Bachelet Laboratories SA

Avenue du Pré-Aily 26

4031 Angleur (Liege)

Bélgica

Laboratory Services International B.V.

Geyssendorfferweg 54

3088 GK

Rotterdam

Holanda

Classified as: PRIVATE & CONFIDENTIAL

SGS Nederland B.V.

Mineral Services

Malledijk 18 /PO Box 200

3208 LA /3200 AE

Spijkenisse

The Netherlands

Any supervision company appointed as a surveyor or representative to observe weighing and sampling operations shall be excluded from acting as umpire for that Monthly Quota.

Should the umpire assay fall between the results of the two Parties, the arithmetical mean of the umpire assay and the assay of the Party whose results are nearer to the umpire’s shall be taken as the agreed assay. If the umpire assay is the exact average of the exchanged analyses or coincides with one of them, the umpire assay shall be definitive.

Should the umpire assay fall outside the exchanged results, the analysis of the Party that is closest to the umpire assay shall be taken as definitive.

The cost of the umpire assay shall be borne by the Party whose result is farthest from the umpire result. The cost of the umpire assay shall be borne equally by both Parties when the umpire assay is the exact mean of the exchanged results.

NINTH: TRANSFER OF OWNERSHIP AND PRODUCT RISK

Title deed to, and risk over the Product shall pass from Seller to Buyer upon delivery in the warehouse designated in the third clause of this Contract. Delivery shall be considered finalized when the Product is unloaded in the abovementioned warehouse.

TENTH: ARBITRATION

The Parties agree that any controversy, dispute or claim arising from or related to this Contract, as well as any case of breach, rescission, termination or invalidity thereof, which cannot be resolved directly and amicably by the Parties, shall be resolved through an arbitration proceeding, which shall be carried out by an Arbitration Court subject to the regulations of the Arbitration Center of Mexico (“ACM”), which procedural rules shall be applicable to the arbitration proceeding which may be filed. The arbitration shall be held in the city of Mexico, Federal District and shall be conducted in Spanish.

The Arbitration Court shall be made up of 3 (three) members with experience in the mining industry. Each party shall appoint 1 (one) arbitrator; and the third arbitrator, who shall chair the court, shall be appointed by the other 2 (two) arbitrators by mutual agreement. If such agreement was not possible in a maximum term of 10 (ten) calendar days, the third arbitrator shall be appointed by the ACM.

In the unlikely case that it is necessary to enforce the arbitration award, the Judge of the domicile of the losing party shall be competent. The expenses, costs and charges of the arbitration shall be borne by the party not favored by the arbitration award.

Classified as: PRIVATE & CONFIDENTIAL

ELEVENTH: ASSIGNMENT

Neither Party may assign, in whole or in part, the rights or obligations under this Contract without having the previous and written consent of the other Party, which may not be unreasonably withheld.

Nothwithstanding the foregoing, either Party is expressly authorized to assign, in whole or in part, the rights and the obligations derived from this Contract to any of its affiliates or subsidiaries. In the event of such assignment, the assigning Party shall notify the other Party of such assignment.

TWELFTH: CONTRACT RESCISSION

Strictly without prejudice to the rights and remedies of the parties in law, the Parties shall have the following additional rights and remedies upon the occurrence of an event of default.

For the purposes of this clause, an event of default (“Event of Default”) shall mean any of the following:

(i)	The failure of either Party to comply with any material terms under this Contract and such failure remains uncured for 3 (three) Business Days following written notice from the other Party thereof;

(ii)	If a Party incurs or any cause for termination or early termination occurs under any other contract with the other Party or any of its Affiliates, especially a Loan Contract, if applicable;

(iii)	The inability or admitted inability or declared inability of a Party to pay its debts as they fall due or if the value of a Party’s assets is at any time less than the amount of its liabilities (taking into account contingent and prospective liabilities);

(iv)	If any Party (a) enters into a preventive agreement or any general agreement for the benefit of creditors; (b) files a petition or initiates, authorizes or consents in any way to the initiation of a process or cause of action under a bankruptcy, insolvency or similar law for the protection of creditors, or having filed a petition of this nature, and such petition is not withdrawn or revoked during the thirty (30) calendar days following such filling; (c) enters into bankruptcy or other insolvency proceedings (in whatever form this becomes evident); (d) is unable to pay its debts when due, enters into a a suspension of payments or moratorium on its obligations, enters into bankruptcy, is subject to liquidation or dissolution proceedings or the appointment of an administrator, inspector, conciliator, trustee, custodian, liquidator, or other similar officer;

Upon the occurrence of an Event of Default with respect to a Party (the “Defaulting Party”), the other Party (the “Non-Defaulting Party”) may in its sole and absolute discretion and notwithstanding any implied terms arising by virtue of prior contrary course of dealing or rule of law or doctrine to the contrary:

(i)	Notify the Defaulting Party of a delivery termination date (which shall be no earlier than the date of such notice and no later than thirty (30) days after the date of such notice) on which the delivery in respect of which the Event of Default has occurred shall terminate, without the need for a court or abitral award, the obligations of the Non-Defaulting Party with respect to a specific delivery of Product in respect of which the Event of Default has occured (the “Delivery Termination Date”); and/or

Classified as: PRIVATE & CONFIDENTIAL

(ii)	Notify the Defaulting Party of a contract termination date (which shall be no earlier than the date of such notice and no later than 30 days after the date of such notice) on which this Contract and the transactions contemplated hereunder shall terminate, without the need for a court or arbitral award, (the “Contract Termination Date”); and/or

(iii)	The Non-Defaulting Party may immediately or at any time thereafter settle and terminate any or all of the contracts then in force between the Parties, with the time limits granted being accelerated and all amounts due to the Non-Defaulting Party under such contracts being immediately due; and/or

(iv)	The Non-Defaulting Party may withhold any payment due to the Defaulting Party until the cure of such Event of Default or permanently upon termination of the Contract; and/or

(v)	The Non-Defaulting Party may suspend the performance of its obligations under this contract until the cure of such Event of Default or permanently in case of termination of the Contract.

If a notice of a Delivery Termination Date or a Contract Termination Date (conjointly a “Termination Date”) is given under this clause: (i) the Termination Date will occur on the designated date whether or not the relevant Event of Default is then continuing; and (ii) any accrued rights or obligations that have arisen prior to the Termination Date shall not be affected.

THIRTEENTH: TAXES

The Seller is required to transfer and clearly express the VAT (Value Added Tax) on the invoice issued to the Buyer. The Buyer will be obliged, in accordance with clause fourth, to pay the price of the Product against presentation by the Seller of the invoice as the case may be, plus VAT or any other applicable tax according to applicable law.

The applicable Taxes for operations performed abroad by the Buyer will at its own cost.

Likewise, the Seller undertakes to comply with its tax obligations within the deadlines and applicable form in the matter of filing and payment of federal tax returns, filing informative returns, issuing digital tax receipts online. In order to prove this obligation, the Seller must submit the following documents to the Buyer monthly:

1.	“Positive Certificate of compliance with Tax obligation” (“Opinión del cumplimiento de obligaciones fiscales en sentido positivo”) issued by the Tax Administration Service (Servicio de Administración Tributaria) in accordance with rule 2.1.39. of the Miscellaneous Fiscal Resolution or any resolution that replaces it.

2.	“ACKNOWLEDGMENT OF RECEIPT PROVISIONAL OR DEFINITIVE FEDERAL TAX DECLARATION” (“ACUSE DE RECIBO DECLARACIÓN PROVISIONAL O DEFINITIVA DE IMPUESTOS FEDERALES”) for the immediately preceding month. In the event of a chargeable tax, the Seller shall provide a Federal Tax Payment Receipt issued by the corresponding credit institution.

3.	Acknowledgment of Acceptance of the Informative Declaration of Operations with Third Parties (Acuse de Aceptación de la Declaración Informativa de Operaciones con Terceros) for the immediately preceding month including the registration made in such declaration that corresponds to the operations carried out with the Buyer in said month.

Classified as: PRIVATE & CONFIDENTIAL

4.	Online Digital Tax Vouchers (Comprobantes Fiscales Digitales por Internet) issued in accordance with the applicable regulations, including the Proof of Receipt of Payment.

FOURTEENTH: ACT OF GOD OR FORCE MAJEURE

Neither party shall be responsible before the other for the breach of any of its obligations acquired pursuant to this Contract, when it is directly derived from an event of act of God or force majeure, including but not limited to the cases of: fires, earthquakes, mudslides, landslides, flooding, or any natural catastrophe, pandemic or epidemic, expropriation, labor strikes, wars, any type of blockage, strikes of any kind which may affect the facilities and operations of the Parties, as well as new regulations, decrees, laws or any type of rule, which may restrict or affect the compliance with this Contract or the export and customs paperwork of the Product by the corresponding Party in accordance with this Contract, as well as other causes similar to any of the above which may be beyond the control of the affected party.

The terms of this Contract and the obligations of each one of the Parties shall be suspended for as long as the event of act of God or force majeure may last, on the understanding that this Contract shall be extended for a period equal to that of the duration of such event. In case that the suspension exceeds the term of 90 (ninety) calendar days, the party which has not formally stated the breach due to causes of force majeure shall have the right to terminate this Contract and to cancel, in whole or in part, the pending Product quantity.

In case that the Seller, due to an event of act of God or force majeure, is compelled to stop producing the Product, it commits to make their best effort to deliver all the Product that it may have at that time and to delivering it to the Buyer if so requested by the latter. Moreover, it commits to refunding any debt that it may have pending with the Buyer, in a period not above 15 (fifteen) calendar days.

In case that an event of act of God or force majeure occurs, the Parties shall notify its start and end to the other party within 48 (forty-eight) hours after occurrence of one or the other, in writing. Besides, the affected Partyshall clearly describe the respective event and the measures to remedy it.

No act of God or force majeure may be declared for any Product Quantity for which the prices of the respective contents have already been set, and no act of God or force majeure may be declared for any Product that has been loaded onto trucks for delivery to the Buyer.

Any Party economic inability to comply with its obligations, as well as the adverse variation of prices, shall not be considered as events of force majeure.

FIFTEENTH: QUOTATION SUSPENSION

The metal price and the currency quotation specified in this Contract are the general quotations used for the price of the metal content in concentrates.

In case that one of these price quotations stops existing or being published, or stops being recognized as the basis for concentrate contracts, with the requirement of any of the Parties, Buyer and Seller shall meet to agree on a new price base and the date to execute such base. The basic objective shall be to ensure the continuity of a fair price.

Classified as: PRIVATE & CONFIDENTIAL

SIXTEENTH: LABOR RELATIONS

It is expressly established by the Parties that the relationships between them, derived from this Contract, are exclusively commercial, and that there is no labor relationship between the Buyer and the workers, or the personnel of the Seller. Therefore, contractual relationships shall only be governed by the rules of the Civil Federal and Commercial Codes.

Each Party shall be solely responsible for the labor and social security obligations with the workers or employees that it may hire to fulfill the subject matter of this Contract. Therefore, it shall in no case allow the other Party to be considered an intermediaryandshall release and hold the Buyer harmless from any claim or lawsuit which may be filed against it.

Furthermore, the Seller is solely responsible for the labor obligations of the personnel that it may hire. Therefore, in case that such personnel file any claim or lawsuit through these proceedings, the Seller undertakes to hold the Buyer harmless from and to cover all the expenses that the latter may generate for this purpose.

SEVENTEENTH: MODIFICATIONS

Any modification to the terms and conditions of this Contract shall only be valid and come into effect to the extent that both Parties previously agree and in writing such modification or modifications through the entering into of a Modifying Agreement or Addendum, which shall be added to this Contract so that it forms an integral part thereof, duly signed by each one of the Parties.

EIGHTEENTH: LICENSES AND AUTHORIZATIONS

The Seller states that it has all those permits, licenses, and/or authorizations necessary to the extraction, processing, beneficiation, and/or commercialization, export and transportation of the Product, including but not limited to:

•	The mining concession title(s) in force for the exploration and exploitation of the mining lot or lots, from which the Product is extracted, or in its case, the contract with the holder of the mining concession for the exploration, exploitation and/or commercialization of the Product.

•	Title deed or any legal act by which the Seller is granted the use and enjoyment, temporary or permanent, of the surface land in which the mining lot, from which the Product is extracted, is located.

•	Environmental impact manifestations and all kinds of permits and licenses from environmental authorities applicable to the activities that they Seller may carry out.

•	Operating licenses, explosive permit, special import and/or export lists, and all the other licenses and permits which may be applicable.

The Seller also undertakes to keep in force and in order the permits, licenses and authorizations, in accordance with this clause.

Classified as: PRIVATE & CONFIDENTIAL

In addition, the Seller declares to be duly registered in the Sectorial Exporter’s Register “9” of Annex 10 of the General Rules of Foregin Trade (“Padrón de Exportadores Sectorial “9” del Anexo 10 de las Reglas Generales de Comercio Exterior”).

On the other hand, the Buyer states entering into this Contract in good faith, under the assumption that the Seller is fully complying with all applicable regulations.

Moreover, the Seller agrees to comply with the provisions of Annex I of this Agreement.

NINETEENTH: RESPONSIBILITY FOR THE PRODUCT

In accordance with the eighteenth clause, the Seller states that it is duly authorized to sell the Product subject matter of this Contract, so under oath, the Seller states that:

a.	The Product is of its property and has been obtained and/or processed legally.

b.	Consequently, it assumes, before the Buyer, all the Legal and Economic Responsibility derived from any illegality in the origin, extraction, processing, beneficiation, quality, quantity, commercialization, transportation and others, which may affect the Product by virtue of this Contract, assuming in turn all Responsibility derived from the violation of any provision contained in the Mining Law or whichever other legal provisions applicable in the United Mexican States.

c.	It commits to holding the Buyer harmless from any claim, lawsuit or suit, as well as to the payment of damages and to refunding it any expense that it may incur and which may result in relation to the defense that the Buyer should make, of its rights as the owner of the Product.

d.	It undertakes to provide, without restrictions, all the documentation which may be required to it to solve any assumption mentioned above.

TWENTIETH: LIMITATION OF LIABILITY

None of the Parties shall be liable for any indirect or consequential effect for the damages, losses or prejudices of any nature, not in connection with the Parties and with what was agreed upon in this Contract.

The Parties agree that the Buyer’s liability shall in no case exceed the value of the Product at the time of the delivery thereof.

TWENTY-FIRST: LACK OF VICES

The Parties state and recognize that, in this Contract, there is no fraud, error, bad faith, injury or mental mistakes, and that they have stated their free consent with regard to the purpose of the Contract, as well as all the stipulations agreed upon in it.

TWENTY-SECOND: COMPENSATIONS

The Seller hereby expressly authorizes the Buyer or any of its affiliates and subsidiaries to compensate any debt by the Seller or its respective affiliates or subsidiaries, derived from it or from any existing contract or legal act.

Classified as: PRIVATE & CONFIDENTIAL

TWENTY-THIRD: NOTICES

All communications, notices and notifications between the Parties shall be made in writing and shall be sent to the addresses established for such purpose in the statements of this Contract, except that the change of these addresses is notified through a written notice.

TWENTY-FOURTH: HEADINGS

The headings of the different clauses of this Contract are for reference purposes only and do not modify, define or limit in any manner the terms, conditions or provisions contained herein.

TWENTY-FIFTH: INDEPENDENCE

In case that any provision of the Contract is considered invalid or could not be fulfilled, such event shall not be a reason to interpret that any other provision of this Contract is invalid or impossible to fulfill. Therefore, all the other provisions shall remain in full force and effect, except that those provisions considered invalid or impossible to fulfill.

TWENTY-SIXTH: PRIORITY

The Parties agree that the provisions contained in this Contract shall prevail over those stipulations, conditions, commitments and terms established in any other document or annex that could exist in relation to this instrument, in case that there was any discrepancy or contradiction between one and the others.

TWENTY-SEVENTH: APPLICABLE LAW AND JURISDICTION

For the interpretation, compliance or execution of this Contract, the Parties state that they expressly submit themselves to the laws of Mexico, and in relation to the validity and annulment of the arbitration clause, the Parties agree to submit themselves to the courts of Mexico City, Federal District. Therefore, they expressly waive any other jurisdiction that may correspond to them based on their domicile, present or future, or for any other reason.

TWENTY-EIGHT: ANTI-BRIBERY AND ANTI-CORRUPTION

Seller and Buyer respectively warrant and undertake to the other that in connection with this Contract:

a.	it has implemented adequate internal procedures designed to ensure it shall not authorise the giving or offering of any financial or other advantage with the intention of inducing or rewarding an individual or entity to improperly perform an activity undertaken in the course of an individual’s employment or connected to an entity’s business activities (the “Anti-Corruption Controls”); and

b.	it has not authorised and it will not authorise, in connection with the performance of this Contract, any financial or other advantage to or for the benefit of any public official, civil servant, political party, political party official, candidate for office, or any other public or private individual or entity where such authorisation would violate the Anti-Corruption Controls.

Classified as: PRIVATE & CONFIDENTIAL

In the event of any breach of the warranties and undertakings in clauses a. and b. above, the non-breaching party may terminate this Contract with immediate effect upon written notice to the other party. This shall be the sole remedy available for a breach of the warranties and undertakings in clauses a. and b. above.

TWENTY-NINTH: SANCTIONS

A.	It is agreed that all activities contemplated by the Parties pursuant to this Contract will be performed in conformity with and shall not be prohibited by Sanctions and/or laws if and to the extent applicable.

Notwithstanding any other provision of this clause or any other clause or provision to the contrary in this Contract, neither Party shall be required to do anything under this Contract which constitutes a violation of, or would be in contravention of, or would expose it to the risk of designation pursuant to any Sanction applicable to it.

B.	If, at any time during the term of this Contract any Sanctions are changed, or new Sanctions are imposed or become effective, or there is a change in the interpretation of Sanctions, which would:

(a)	expose a Party to the risk of designation or to other punitive measures by a Sanctions authority; or

(b)	materially affect a Party’s performance of this contract including but not limited to:

(i)	its ability to take or make delivery or make or receive any payments as may be required in the performance of this Contract or to insure or transport the goods to be delivered by the seller to the buyer; or

(ii)	importing the goods into the country of destination; or

(c)       cause either:

a curtailment, reduction in, interference with, failure or cessation of supply of goods from any of the Seller’s or Seller’s suppliers’ sources of supply; or

(i)	a refusal to supply such goods by any such supplier,

then notwithstanding any clause or provision to the contrary in this Contract, such Party may, by written notice to the other Party, (i) suspend performance until such time as the notifying Party may lawfully perform this Contract and/or (ii) terminate this Contract, in each event, without any further obligation or liability by either Party, save for any accrued rights and remedies.

C.	Obligations to make or receive payment which arose before, or as a consequence of termination shall remain in effect but shall be subject to suspension to the extent required by part A of this clause.

“Sanctions” means economic or financial sanctions or trade embargoes or trade restrictions or similar or equivalent restrictive measures imposed, administered, enacted or enforced from time to time by the UN, EU or US or other applicable sanctions authority.

Classified as: PRIVATE & CONFIDENTIAL

THIRTY: LANGUAGES

The Parties sign and approve this Contract in the English and Spanish languages. The Parties agree that in the event of discrepancy between the two versions, the Spanish version shall prevail.

THIRTY-FIRST: NOTICES

Any notice, communication or notification given by the Parties under this Contract, shall be deemed valid and sufficient if delivered personally by mail, courier or e-mail, to the address set forth below or such other address as either Party may inform the other in writing. All notices shall be effective upon receipt.

All notices, requests and other communications hereunder shall be addressed:

If to Buyer:	TRAFIGURA MÉXICO, S.A. DE C.V. Av. Reforma, No. 116, Despacho 2102 Lomas de Chapultepec Delegación Miguel Hidalgo México D.F. 11000, México Juan Antonio Moran y Zavala, email: [***]@trafigura.com
If to Seller:

ARANZAZU HOLDING, S.A. DE C.V.

Boulevard Luis Donaldo ColosioNo 5560, Local 17, Colonia Las Torrecillas. C.P. 25298Saltillo,

Coahuila, Mexico

Henrique Rangel da Silva Rodrigues,

email: [***]@auraminerals.com;

Glauber Luvizotto,

email: [***]@auraminerals.com

After this Contract was read by the Parties intervening in it and after being informed about the legal scope of its content, they proceed to ratify and sign it in duplicate at the bottom of each one of its pages, in Mexico City, on 21st May 2024.

*signature page follows*

Classified as: PRIVATE & CONFIDENTIAL

TRAFIGURA MÉXICO, S.A. DE C.V.	ARANZAZU HOLDING, S.A. DE C.V.,

/s/ Juan Antonio Moran y Zavala	/s/ Alejandro Hernandez Munoz
Juan Antonio Moran y Zavala	Alejandro Hernandez Munoz
Legal Representative	Legal Representative